Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form F-1 of our report dated March 30, 2023 (which includes an explanatory paragraph relating to Bridgetown Holdings Limited’s ability to continue as a going concern), relating to the financial statements of Bridgetown Holdings Limited, which is contained in that Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement/Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 28, 2023